Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (No. 333-147758) on Form S-3/A, and Registration Statement (No. 333-147569) on Form S-3/A of Infologix, Inc. of our report dated November 29, 2007, relating to our audit of the financial statements of Healthcare Informatics Associates, Inc. as of and for the years ended December 31, 2006, 2005 and 2004, included in the Current Report on Form 8-K/A (No. 001-33521).

/s/ McGladrey & Pullen, LLP

Seattle, Washington
February 8, 2008